                                                                     EXHIBIT 4.5

                            VASCULAR SOLUTIONS, INC.

                              AMENDED AND RESTATED
                              --------------------
                  RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT
                  --------------------------------------------


     This Amended and Restated Right of First Refusal and Co-Sale Agreement (the "Agreement") is made and entered into as of December 9, 1998, by and among
 ---------
Howard Root, Gary Gershony and Mike Nagel (the "Founders"), Vascular Solutions,
                                                --------
Inc., a Minnesota corporation (the "Company") and the holders of shares of
                                    -------
Series A Preferred Stock (the "Series A Preferred Shareholders") and Series B
                               -------------------------------
Preferred Stock (the "Series B Preferred Shareholders") listed on Exhibit A
                      -------------------------------             ---------
hereto (collectively, the "Investors" and individually, an "Investor").
                           ---------                        --------

                                    RECITALS
                                    --------

     On December 19, 1997 the Company and the Series A Preferred Shareholders entered into a Series A Preferred Stock Purchase Agreement (the "Series A
                                                                 --------
Purchase Agreement") pursuant to which the Company sold to the Series A
------------------
Preferred Shareholders and the Series A Preferred Shareholders purchased from the Company shares of the Company's Series A Preferred Stock. On the date hereof, the Company and the Series B Preferred Shareholders have entered into a Series B Preferred Stock Purchase Agreement (the "Series B Purchase Agreement")
                                                  ---------------------------
pursuant to which the Company desires to sell to the Series B Preferred Shareholders and the Series B Preferred Shareholders desire to purchase from the Company shares of the Company's Series B Preferred Stock. A condition to the Investors' obligations under each of the Series A Purchase Agreement and the Series B Purchase Agreement is that the Company, the Founders and the Investors enter into a right of first refusal and co-sale agreement in order to provide the Investors the opportunity to purchase and/or participate, upon the terms and conditions set forth in such agreement, in subsequent sales by the Founders of shares of the Company's Common Stock. On December 19, 1997 the Company and the Series A Preferred Shareholders entered into such a right of first refusal and co-sale agreement (the "Original Right of First Refusal Agreement"), which the
                        -----------------------------------------
parties thereto now desire to amend and restate as provided herein. The Company, the Series A Preferred Shareholders, the Series B Preferred Shareholders and the Founders each desire to agree to the terms and conditions set forth herein.

                                   AGREEMENT
                                   ---------

     The parties hereby agree as follows:

     1.   Sales by Founders
          -----------------

          (a)  Right of First Refusal.
               ----------------------

               (i) Should any Founder propose to accept one or more bona fide offers (collectively, a "Purchase Offer") from any persons to purchase shares of
                         --------------
the Company's Common Stock (the "Shares") from such Founder (other than as set
                                 ------
forth in subsection 1(e) hereof), such Founder shall promptly deliver a notice (the "Notice") to the Company and each Investor stating the
      ------
terms and conditions of such Purchase Offer including, without limitation, the number of shares of the Company's capital stock to be sold or transferred, the nature of such sale or transfer, the consideration to be paid and the name and address of each prospective purchaser or transferee. For a period of thirty (30) days following receipt by the Company of the Notice, the Company shall have a right to purchase such Shares upon the same terms as (or terms as similar as reasonably possible to) the terms contained in the Notice (the "Right of First
                                                                --------------
Refusal"). If the Company desires to exercise the Right of First Refusal, it
-------
shall so notify the Founder in writing within such thirty (30) day period.

               (ii) In the event that the Company declines to exercise in full the Right of First Refusal between such Founder and the Company, the Company will provide each Investor with notice of such determination at least fifteen
(15) days prior to the end of the period in which the Right of First Refusal expires under Section 1(a)(i). Each Investor shall then have the right, exercisable by notice prior to the end of such period, to exercise such Right of First Refusal as the Company's assignee on a pro rata basis (based upon the number of Conversion Shares (as defined below) held by such Investor relative to the aggregate number of Conversion Shares held by all Investors); provided that if fewer than all Investors elect to participate, the Shares that would otherwise be allocated to non-participating Investors shall be allocated to each participating Investor in a manner such that each participating Investor is entitled to purchase at least such Investor's pro rata portion of such unallocated Shares (based upon the number of Conversion Shares held by all participating Investors) or such different number of shares as the participating Investors shall mutually agree. Upon expiration or exercise of the Right of First Refusal, the Company will provide notice to all Investors as to whether or not the Right of First Refusal has been exercised by the Company or the Investors. In the event the Shares are not disposed of on the terms proposed in the Notice within thirty (30) days following the lapse of the Right of First Refusal, or if at any time the Founder proposes to change the price or other terms to make them more favorable to the buyer, then the Shares shall once again be subject to the Right of First Refusal.

          (b)  Co-Sale Right.  To the extent that the Right of First Refusal is
               -------------
not exercised by the Company or the Investors, each Investor shall have the right (the "Co-Sale Right"), exercisable upon written notice to the Company
            -------------
within fifteen (15) business days after the expiration of the Right of First Refusal, to participate in such Founder's sale of Shares pursuant to the specified terms and conditions of such Purchase Offer. To the extent an Investor exercises such Co-Sale Right in accordance with the terms and conditions set forth below, the number of Shares which such Founder may sell pursuant to such Purchase Offer shall be correspondingly reduced. The Co-Sale Right of each Investor shall be subject to the following terms and conditions:

               (i) Calculation of Shares.  Each Investor may sell all or any
                   ---------------------
part of that number of shares of Common Stock of the Company issued or issuable upon conversion of Preferred Stock or Common Stock received in connection with any stock dividend, stock split or other reclassification thereof (the "Conversion Shares") equal to the product obtained by multiplying (x) the
 -----------------
aggregate number of shares of Common Stock covered by the Purchase Offer by (y) a fraction, the numerator of which is the number of Conversion Shares at the time owned by such Investor and the denominator of which is the combined number of shares of Common Stock of the Company at the time owned by all Investors and all Founders participating in such sale, including shares transferred by such Founder to Permitted Transferees (as hereinafter defined) in accordance herewith. The provisions of this Agreement do not confer any Co-Sale rights with respect to any shares of Common Stock or other securities held by an Investor that are not Conversion Shares.

               (ii) Delivery of Certificates.  Each Investor may effect its
                    ------------------------
participation in the sale by delivering to the selling Founder for transfer to the purchase offeror one or more certificates, properly endorsed for transfer, which represent the number of shares of Preferred Stock, or Common Stock issued upon conversion thereof, which such Investor elects to sell.

          (c)  Transfer. The stock certificate or certificates which the
               --------
Investor delivers to the selling Founder pursuant to Section 1(b) shall be delivered by such Founder to the purchase offeror in consummation of the sale pursuant to the terms and conditions specified in the Notice, and such Founder shall promptly thereafter remit to such Investor that portion of the sale proceeds to which such Investor is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares of capital stock of the Company from an Investor exercising its Co-Sale Right hereunder, the selling Founder or Founders shall not sell to such prospective purchaser or purchasers any shares of Company stock unless and until, simultaneously with such sale, the selling Founder or Founders shall purchase such shares from such Investor for the same consideration and on the same terms and conditions as the proposed transfer described in the Notice (which terms and conditions shall be no less favorable than those governing the sale to the purchaser by the Founder or Founders).

          (d)  No Adverse Effect.  The exercise or non-exercise of the rights of
               -----------------
the Investors hereunder to participate in one or more sales of Shares made by a Founder shall not adversely affect their rights to participate in subsequent sales of Common Stock by a Founder.

          (e)  Permitted Transactions.  The provisions of Section 1 of this
               ----------------------
Agreement shall not pertain or apply to:

               (i)   Any repurchase of Common Stock by the Company;

               (ii)  Any bona fide gift;

               (iii) Any transfer to a Founder's ancestors, descendants or spouse or to a trust for their benefit;

               (iv) any sale or transfer by a Founder of up to ten percent (10%) of the total number of shares of Common Stock held by such Founder on the date of this Agreement; or

               (v) In the event that a Founder shall die or become disabled (within the meaning of Code Section 22(e)(3)), any sale or transfer by a Founder or by his personal representative, administrator or guardian, as applicable, or by any person or persons to whom any of the Shares are transferred by will or the applicable laws of descent and distribution.

provided, that (x) the Founder(s) shall inform the Investors of such transfer or
--------
gift prior to effecting it, and (y) the transferee or donee (collectively, the "Permitted Transferees") shall furnish the Investors with a written agreement to
 ---------------------
be bound by and comply with all provisions of this Agreement applicable to the Founders.

          (f) Notwithstanding the foregoing and any other provision hereof and notwithstanding the failure of any holder of Series B Preferred Stock to exercise any of its rights under this Section 1, except as set forth in Subsection 1(e) hereof, a Founder must obtain the written consent of the holders of a majority of the Series B Preferred Stock prior to accepting any Purchase Offer.

     2.   Prohibited Transfers.  Any attempt by a Founder to transfer shares of
          --------------------
the Company in violation of Section 1 hereof shall be void and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of the holders of a majority of the Series A Preferred Stock and a majority of the Series B Preferred Stock.

     3.   Legended Certificates.  Each certificate representing shares of the
          ---------------------
Common Stock of the Company now or hereafter owned by the Founders or issued to any Permitted Transferee pursuant to Section 1(e) shall be endorsed with the following legend:

          "THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT BY AND BETWEEN THE SHAREHOLDER, THE CORPORATION AND CERTAIN HOLDERS OF COMMON AND PREFERRED STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."

The foregoing legend shall be removed upon termination of this Agreement in accordance with the provisions of Section 4(a).

     4.   Miscellaneous Provisions.
          ------------------------

          (a)  Termination.  This Agreement shall terminate upon the earliest to
               -----------
occur of any one of the following events (and shall not apply to any transfer by a Founder in connection with any such event):

               (i) The liquidation, dissolution or indefinite cessation of the business operations of the Company;

               (ii) The execution by the Company of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of the property and assets of the Company;

               (iii) The closing of the Company's initial public offering of securities; provided that all shares of the Company's Preferred Stock are
            --------
converted into shares of Common Stock prior to or in connection with such offering; or

               (iv) The closing of any acquisition, merger, reorganization or other transaction which results in the shareholders of the Company immediately prior to such transaction owning less than 50% of the Company's voting stock immediately after such transaction.

          (b)  Notices. Any notice required or permitted by this Agreement shall
               -------
be in writing and shall be deemed sufficient on the date of delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address as set forth below or on Exhibit A hereto, or as
                                                 ---------
subsequently modified by written notice.

          (c)  Successors and Assigns.  This Agreement and the rights and
               ----------------------
obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives. The rights of the Investors hereunder shall be assignable only (i) by each of such Investors to any other Investor or (ii) an assignee or transferee who acquires not less than 100,000 Conversion Shares (as adjusted for stock splits, stock dividends and the like, and assuming conversion of all Preferred Stock held by such Investor); provided that such limitation shall not apply to
                        --------
transfers by an Investor to partners, members or shareholders of such Investor or an affiliate of such Investor (i.e. an entity controlled by, under common control with or controlling such Investor), including spouses and ancestors, lineal descendants and siblings of such persons or their spouses who acquire the Preferred Stock or Common Stock issued upon conversion thereof, if all such transferees or assignees irrevocably agree in writing to appoint a single representative as their attorney in fact for the purpose of receiving any notices and exercising their rights under this Agreement.

          (d)  Severability.  If one or more provisions of this Agreement are
               ------------
held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

          (e)  Modifications and Amendments.  Any term hereof may be amended or
               ----------------------------
waived with the written consent of the Company and of holders of a majority of the shares of Common Stock held by the Founders and the holders of a majority of each of the Series A Preferred Stock and the Series B Preferred Stock (or their respective successors and assigns). Any amendment or waiver effected in accordance with this Section 4(e) shall be binding upon the Company, the holders of Series A Preferred Stock and Series B Preferred Stock and any holder of Founders' Shares, and each of their respective successors and assigns.

          (f)  Attorney's Fees.  If any action at law or in equity (including
               ---------------
arbitration) is necessary to enforce or interpret the terms of any of the Agreements, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          (g)  Governing Law.  This Agreement and all acts and transactions
               -------------
pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Minnesota, without giving effect to principles of conflicts of law.

          (h)  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

          (i)  No Employment Rights.  Nothing in this Agreement shall affect in
               --------------------
any manner whatsoever the right or power of the Company, or a parent or subsidiary of the Company, to terminate the Founder's employment, for any reason, with or without cause.

          (j)  Complete Agreement.  This Agreement contains the complete
               ------------------
agreement between the parties and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way, including, without limitation, the Original Right of First Refusal Agreement.


                           [Signature Page Follows]

     The parties have executed this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first written above.


                                              COMPANY:

                                              VASCULAR SOLUTIONS, INC.


                                              By:  /s/ Howard Root
                                                ------------------
                                                 Howard Root
                                                 Chief Executive Officer and
                                                 President

                                              Address:  2495 Xenium Lane North
                                                        Minneapolis, MN 55441

                                              COMMON HOLDERS:

                                              HOWARD ROOT


                                              /s/ Howard Root
                                              -------------------------------
                                              Address:  25 Farihope Avenue
                                                      -----------------------
                                              Tonka Bay, MN 55331
                                              -------------------------------


                                              GARY GERSHONY


                                              /s/ Gary Gershony
                                              -------------------------------
                                              Address: 3131 Roundhill Road
                                                      -----------------------
                                              Alamo, CA 94507
                                              -------------------------------


                                              MIKE NAGEL


                                              /s/ Mike Nagel
                                              ------------------------------
                                              Address: 9495 Woodbridge Drive
                                                      ----------------------
                                              Eden Prairie, MN 55397
                                              ------------------------------

                                   SERIES A PREFERRED SHAREHOLDERS:

                                   OLYMPIC VENTURE PARTNERS III, L.P.

                                   By:   OVMC III, L.P.
                                         Its:  General Partner


                                         By: /s/ Gerard Langeler
                                            -----------------------------------
                                            Gerry Langeler
                                            General Partner

                                   Address:  340 Oswego Pointe Drive, Suite 200
                                             Lake Oswego, OR 97034-3230


                                   OVP III ENTREPRENEURS FUND, L.P.

                                   By:   OVMC III, L.P.
                                         Its:  General Partner


                                         By: /s/ Gerard Langeler
                                            -----------------------------------
                                            Gerry Langeler
                                            General Partner

                                   Adddress:  340 Oswego Pointe Drive, Suite 200
                                              Lake Oswego, OR 97034-3230


                                   OLYMPIC VENTURE PARTNERS IV, L.P.

                                   By:   OVMC IV, L.L.C.,
                                         Its:  General Partner


                                         By: /s/ Gerard Langeler
                                            ------------------------------------
                                            Gerry Langeler
                                            Managing Member

                                   Address:  340 Oswego Pointe Drive, Suite 200
                                             Lake Oswego, OR 97034-3230

                                   OVP IV ENTREPRENEURS FUND

                                   By:   OVMC IV, L.L.C.
                                         Its:  General Partner


                                         By: /s/ Gerard Langeler
                                            ------------------------------------
                                            Gerry Langeler
                                            Managing Member

                                   Address: 340 Oswego Pointe Drive, Suite 200
                                            Lake Oswego, OR 97034-3230

                                   By: TGI Fund II, L.C.
                                   Its: TREDEGAR INVESTMENTS, INC., Manager


                                         By  /s/ Steven M. Johnson
                                            ------------------------------------
                                            Name: Steven M. Johnson
                                            President

                                   Address: 701 5/th/ Ave., 65/th/ Floor
                                            Seattle, WA 98104

                                                SERIES B PREFERRED SHAREHOLDERS:

                                 STEPHENS VASCULAR PREFERRED, LLC


                                        By:  /s/ Jackson Farrow, Jr.
                                           -------------------------------------
                                    Vice President, Stephens Group, Inc. Manager


                                 Address:  111 Center Street, Suite 2500
                                           Little Rock, AR 72201


                                        OLYMPIC VENTURE PARTNERS IV, L.P.
                                         By OVMC IV LLC
                                         Its General Partner

                                         By: /s/ Gerard Langeler
                                            ------------------------------------
                                            Gerry Langeler
                                            Managing Member

                                 Address:  340 Oswego Pointe Drive, Suite 200
                                           Lake Oswego, OR 97034-3230


                                        OVP IV ENTREPRENEURS FUND
                                         By OVMC IV LLC
                                         Its General Partner

                                         By: /s/ Gerard Langeler
                                            ------------------------------------
                                            Gerry Langeler
                                            Managing Member

                                 Address:  340 Oswego Pointe Drive, Suite 200
                                           Lake Oswego, OR 97034-3230


                                        OLYMPIC VENTURE PARTNERS III, L.P.
                                         By OVMC IV LLC
                                         Its General Partner

                                         By: /s/ Gerard Langeler
                                            ------------------------------------
                                            Gerry Langeler
                                            General Partner

                                 Address:  340 Oswego Pointe Drive, Suite 200
                                           Lake Oswego, OR 97034-3230

                                 By: TGI Fund II, L.C.
                                 Its: TREDEGAR INVESTMENTS, INC., Manager


                                         By  /s/ Steven M. Johnson
                                           -------------------------------------
                                           Name: Steven M. Johnson
                                           President


                                         KIRLAN VENTURE PARTNERS II, L.P.


                                         By  /s/ Daniel C. Regis, President
                                           -------------------------------------
                                           Of Kirlan Venture Capital, Inc.
                                           -------------------------------------
                                           Name: Daniel C. Regis
                                           General Partner

                                 Address:  221 - 1/st/ Avenue West
                                           Suite 108
                                           Seattle, WA 98119



                                           /s/ Eldon C. Miller
                                        ----------------------------------------
                                        Eldon C. Miller

                                 Address:  5820 Long Brake Trail
                                           Edina, MN 55439


                                           /s/ David B. Johnson
                                        ---------------------------------------
                                        David B. Johnson

                                 Address:  5500 Wayzata Blvd., #800
                                           Minneapolis, MN 55416

                                           /s/ Paul K, Kuehn
                                        ---------------------------------------
                                        Paul K. Kuehn

                                 Address:  Miller, Johnson & Kuehn, Inc.
                                           5500 Wayzata Boulevard, Suite 800
                                           Minneapolis, MN 55416

                                           /s/ Stanley D. Rahm
                                        --------------------------------------
                                        Stanley D. Rahm

                                 Address:  5500 Wayzata Blvd., #800
                                           Minneapolis, MN 55416


                                           /s/ Jeffrey D. Rahm
                                        --------------------------------------
                                        Jeffrey D. Rahm

                                 Address:  Miller, Johnson & Kuehn
                                           5500 Wayzata Blvd., Suite 800
                                           Minneapolis, MN 55416


                                           /s/ Gunnar M. Pah
                                        --------------------------------------
                                        Gunnar M. Pah

                                 Address:  AM Boggen 3
                                           8552 Otto Brunn
                                           GERMANY


                                           /s/ Arne J. Tofte, M.D.
                                        --------------------------------------
                                        Arne J. Tofte, M.D.

                                 Address:  Bogstadveien 6
                                           0355 Oslo
                                           NORWAY


                                           /s/ Tor Ole Kjellevand
                                        -------------------------------------
                                        Tor Ole Kjellevand

                                 Address:  Sagveien 110
                                           1414 Trollasen
                                           NORWAY



                                           /s/ John Parkey
                                        ------------------------------------
                                        John Parkey

                                 Address:  2425 60/th/ Ave. S.E.
                                           Mercer, Island, WA 92040

                                           /s/ Dennis LaValle
                                        ---------------------------------------
                                        Dennis LaValle

                                 Address:  1201 Yale Place #1409
                                           Minneapolis, MN 55403

                                           /s/ Andrew O'Connell
                                        ---------------------------------------
                                        Andrew O'Connell

                                 Address:  2710 Ashbourne Rd.
                                           Wayzata, MN 55391

                                           /s/ Marlin Torguson
                                        ---------------------------------------
                                        Marlin Torguson

                                 Address:  1073 Hillsboro Mile
                                           4th South
                                           Hillsboro Beach, FL 33062

                                    COMMON HOLDERS:

                                    HOWARD ROOT


                                    /s/ Howard Root
                                    -------------------------------------------
                                    Address:  25 Farihope Avenue
                                            -----------------------------------
                                    Tonka Bay, MN 55331
                                    -------------------------------------------


                                    GARY GERSHONY


                                    /s/ Gary Gershony
                                    -------------------------------------------
                                    Address: 3131 Roundhill Road
                                             ----------------------------------
                                    Alamo, CA 94507
                                    -------------------------------------------


                                    MIKE NAGEL


                                    /s/ Mike Nagel
                                    ------------------------------------------
                                    Address: 9495 Woodbridge Drive
                                             ---------------------------------
                                    Eden Prairie, MN 55397
                                    ------------------------------------------

                                   Exhibit A
                                   ---------

                               SERIES A INVESTORS
                               ------------------

Name/Address/Fax No.                          No. of Shares
--------------------                          -------------

Olympic Venture Partners III, L.P.               476,000
340 Oswego Pointe Drive, Suite 200
Lake Oswego, OR 97034-3230

OVP III Entrepreneurs Fund, L.P.                  25,053
340 Oswego Pointe Drive, Suite 200
Lake Oswego, OR 97034-3230

Olympic Venture Partners IV, L.P.                664,000
340 Oswego Pointe Drive, Suite 200
Lake Oswego, OR 97034-3230

OVP IV Entrepreneurs Fund, L.P.                   34,947
340 Oswego Pointe Drive, Suite 200
Lake Oswego, OR 97034-3230

Tredegar Investments, Inc.                       800,000
                                               ---------
Market Place One
2003 Western Avenue, Suite 360
Seattle, WA 98121-2140

     TOTAL                                     2,000,000
                                               =========

                              SERIES B INVESTORS
                              ------------------

Name/Address/Fax No.                         No. of Shares
--------------------                         -------------

Stephens Group                                1,221,466
[Address]


Olympic Venture Partners                        100,000
[Address]


Tredegar Investments                            100,000
[Address]


Kirlan Investments                              222,000
[Address]


Eldon C. Miller                                  10,000
[Address]


David B. Johnson                                 25,000
[Address]


Paul K. Kuehn                                    25,000
[Address]


Stanley D. Rahm                                   7,500
[Address]


Jeffrey D. Rahm                                   2,500
[Address]


Gunnar M. Pah                                    15,500
[Address]

Arne J. Toffe, M.D.                               6,611
[Address]


Tor Ole Kjellevand                                2,200
[Address]


John Parkey                                      10,000
[Address]


Dennis LaValle                                   17,700
[Address]


Andrew O'Connell                                  2,300
[Address]


Marlin Torguson                                  10,000
[Address]